EXHIBIT 99.2

Risks Related to Our Business

We are concurrently negotiating definitive lease documentation with multiple hyperscalers for our Ellendale, North Dakota 100 MW purpose-built HPC data center, and have not yet finalized or signed a lease with any of these hyperscalers.

Through our HPC Hosting Business, we design, construct and manage data centers tailored to support HPC applications and running AI workloads. We are currently building two HPC data centers. The first facility, which is nearing completion, is a 7.5 MW facility in Jamestown, North Dakota located adjacent to the Company’s 106 MW data center hosting facility. We also began construction of a 100 MW HPC data center in Ellendale, North Dakota, on land located adjacent to our existing 180 MW Data center hosting facility, which is the first of three planned buildings on this site for a total of 400 MW of capacity. These are designed and purpose-built for GPUs, and will sit separate from the Company’s current buildings and host more traditional HPC applications.

The Company plans to lease these purpose-built data centers to one or more hyperscalers. We are in active negotiations and have been working closely with one hyperscaler on definitive lease documentation for several months. With that hyperscaler’s exclusivity period having recently expired, we began and continue concurrently negotiating and working closely with another hyperscaler on definitive lease documentation for the same premises. As we are no longer in exclusivity, we commenced discussions with a third hyperscaler for the lease of these premises. All of these efforts remain underway concurrently.

We believe our Ellendale HPC datacenter is a unique asset, in that it is the largest data center of its kind and furthest along in construction compared to any other comparable data center, making it a market leader. The market for data centers is intensely competitive and we believe there is strong interest among tier-one hyperscalers for leasing this data center. We intend to continue working with all three of these hyperscalers toward finalizing definitive, long term lease documentation. We intend to accept the proposal from the hyperscaler that we perceive to present the best opportunity to enhance value for the Company and our shareholders in a market relevant timeframe. Despite the significant work we have undertaken with these hyperscalers and the extensive lease and engineering documentation we have been negotiating, combined with their stated desire to complete the lease documentation with us, we cannot be certain that we will actually finalize lease documentation with any one of these hyperscalers. We therefore cannot give any assurance that we will enter into any such lease for this new construction data center or generate any revenue from this data center.

We may become subject to regulatory inquiry relating to trading activity stock and/or short selling strategies in our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s best interests for the price of the stock to decline, may short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects to create negative market momentum and generate profits for themselves after selling a stock short. These short attacks have, in the past, led to selling of shares in the market.

We are, and may in the future may be, the subject of unfavorable allegations made by short sellers. For example, in 2023, short sellers published reports that contained certain allegations against us that we believe to be misleading.

Any such allegations may be followed by periods of instability in the market price of our shares of common stock and negative publicity. We may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. In addition, any related inquiry or formal investigation from a governmental organization or other regulatory body, including any inquiry from the SEC or the U.S. Department of Justice, could result in a material diversion of our management’s time and could have a material adverse effect on our business and results of operations. Such a situation could be costly and time-consuming and could distract our management from operating our business. We previously received in 2023 an inquiry from the SEC into these reports, we cooperated fully with this inquiry and received a closure letter from the SEC in late 2023 concluding this matter with no further action.

We recently terminated a person subject to our insider trading policy in connection with trades by this person in violation of our policy. We have reported this matter to the SEC and we are fully cooperating with the SEC. While we believe the Company is in full compliance with applicable securities laws, and view this trading matter as between the SEC and this individual, the matter could distract our management from operating our business.

Risks Related to Our Securities

The Convertible Notes may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by our 2.75% Convertible Senior Notes due 2030 (the “Convertible Notes”). For example, the market price of our common stock could become more volatile and could be depressed by investors’ anticipation of the potential resale in the market of a substantial number of additional shares of our common stock received upon conversion of the Convertible Notes, and by hedging or arbitrage trading activity that may develop involving the Convertible Notes and our common stock.

Conversion of the Convertible Notes will dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock.

The conversion of some or all of the Convertible Notes will dilute the ownership interests of existing stockholders to the extent we deliver shares of our common stock upon conversion of any of the Convertible Notes. The Convertible Notes may from time to time in the future be convertible at the option of their holders prior to their scheduled terms under certain circumstances. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock.

The holders of our Series F Preferred Stock and Series E Preferred Stock have redemption rights which could limit the cash flow available for our operations.

The holders of our Series F Preferred Stock have certain redemption rights in connection with the occurrence of certain fundamental transactions, a Trading Failure (as defined in the Series F Certificate of Designation) and at any time between December 31, 2024 and January 10, 2025 at the Series F Preferred Stock stated value of $1000 per share (the “Time-Based Redemption Right”). If the holder notifies us of its intention to exercise its redemption rights, we would be obligated to redeem such holder’s shares of Series F Preferred Stock in cash. If we do not receive requisite stockholder approval and the Series F Preferred Stock remains non-convertible, it will only be redeemable by us for cash. As a result, even though the Time-Based Redemption Right is available to the holders of the Series F Preferred Stock regardless of whether or not we receive requisite stockholder approval, the holders of the Series F Preferred Stock would be more likely to exercise this right if they are unable to convert the shares of the Series F Preferred Stock into shares of our common stock, which may result in significant cash obligations of the Company.

In addition, the holders of our Series E Preferred Stock are entitled to redeem any portion of the outstanding Series E Preferred Stock held by such holder. Such redemption may, at the option of the Board, be in cash or in common stock, provided that the number of shares of common stock issuable to holders of Series E Preferred Stock for redemption shall not exceed 19.99% of the outstanding shares of common stock without stockholder approval. There may not be a sufficient number of shares of common stock available at the time a redemption request is made by the holder of shares of Series E Preferred Stock to satisfy our redemption obligations. As a result, we would be obligated to redeem such shares in cash and there can be no guarantee that we will have sufficient funds available to meet these obligations. Furthermore, even if a sufficient number of shares of common stock is available at the time a redemption request is made, if it becomes necessary for us to issue and sell to the holders seeking redemption an aggregate number of shares of common stock that would exceed 19.99% of the outstanding shares of common stock, then before we could issue any shares of common stock in excess of such limit, we would need to obtain requisite stockholder approval.

If the holders of our Series F Preferred Stock or our Series E Preferred Stock exercise such redemption rights, it could limit the cash reserves available to pay amounts due under our indebtedness.

The prepaid forward transaction may affect the value of our common stock and may result in unexpected market activity in our common stockIn connection with the pricing of our offering of 2.75% Convertible Senior Notes due 2030 (the “Convertible Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)., we entered into the prepaid forward transaction with one of the initial purchasers or its affiliates (the “forward counterparty”).

The prepaid forward transaction is generally intended to facilitate privately negotiated derivative transactions, including swaps, between the forward counterparty or its affiliates and investors in the Convertible Notes relating to shares of our common stock by which investors in the Convertible Notes will establish short positions relating to shares of our common stock and otherwise hedge their investments in the Convertible Notes. As a result, the prepaid forward transaction is expected to allow the investors to establish short positions that generally correspond to (but may be greater than) commercially reasonable initial hedges of their investment in the Convertible Notes. In the event of such greater initial hedges, investors may offset such greater portion by purchasing our common stock on the day we price the Convertible Notes. Facilitating investors’ hedge positions by entering into the prepaid forward transaction, particularly if investors purchase our common stock on the pricing date, could increase (or reduce the size of any decrease in) the market price of our common stock and effectively raise the initial conversion price of the Convertible Notes. In connection with establishing their initial hedges of the prepaid forward transaction, the forward counterparty or its affiliates generally expect, but are not required, to enter into one or more derivative transactions with respect to our common stock with the investors of the Convertible Notes concurrently with or after the pricing of the Convertible Notes.

Our entry into the prepaid forward transaction with the forward counterparty and the entry by the forward counterparty into derivative transactions in respect of our common stock with the investors of the Convertible Notes could have the effect of increasing (or reducing the size of any decrease in) the market price of our common stock concurrently with, or shortly after, the pricing of the Convertible Notes and effectively raising the initial conversion price of the Convertible Notes.

Neither we nor the forward counterparty will control how investors of the Convertible Notes may use such derivative transactions. In addition, such investors may enter into other transactions relating to our common stock or the Convertible Notes in connection with or in addition to such derivative transactions, including the purchase or sale of shares of our common stock. As a result, the existence of the prepaid forward transaction, such derivative transactions and any related market activity could cause more purchases or sales of our common stock over the terms of the prepaid forward transaction than there otherwise would have been had we not entered into the prepaid forward transaction. Such purchases or sales could potentially increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of our common stock and/or the price of the Convertible Notes.

In addition, the forward counterparty or its affiliates may modify their hedge positions by entering into or unwinding one or more derivative transactions with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes. These activities could also cause or avoid an increase or a decrease in the market price of our common stock or the Convertible Notes, which could affect your ability to convert the Convertible Notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of Convertible Notes, it could affect the amount and value of the consideration that you will receive upon conversion of the Convertible Notes.

The prepaid forward transaction is a separate transactions ( that we intend to enter into with the forward counterparty), is not part of the terms of the Convertible Notes and will not change the holders’ rights under the Convertible Notes. As a holder of the Convertible Notes, you will not have any rights with respect to the prepaid forward transaction.

We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the price of the Convertible Notes or our common stock. In addition, we do not make any representation that the forward counterparty or its affiliates will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The capped call transactions may affect the value of the Convertible Notes and our common stock.

In connection with the pricing of the Convertible Notes, we entered into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and one or more other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to our common stock upon any conversion of the Convertible Notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted Convertible Notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional Convertible Notes, then we expect to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock and/or purchase shares of our common stock concurrently with or shortly after the pricing of the Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the market value of the Convertible Notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so during the relevant valuation period under the capped call transactions or following any early conversion of Convertible Notes or repurchase of Convertible Notes by us on any fundamental change repurchase date, any redemption date or otherwise, in each case if we exercise our option to terminate the relevant portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the market value of the Convertible Notes, which could affect your ability to convert the Convertible Notes and, to the extent the activity occurs during any observation period related to a conversion of Convertible Notes, it could affect the amount and value of the consideration that you will receive upon conversion of the Convertible Notes.

The capped call transactions are separate transactions (in each case that we intend to enter into with the option counterparties), are not part of the terms of the Convertible Notes and will not change the holders’ rights under the Convertible Notes. As a holder of the Convertible Notes, you will not have any rights with respect to the capped call transactions.

We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the price of the Convertible Notes or our common stock. In addition, we do not make any representation that the option counterparties will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.